Exhibit 10.2

Loan Contract

Party A (Lender): Wuhan Kingold Industrial Group Ltd.

Party B (Borrower): Wuhan Kingold Jewelry Company Limited

This contract is signed in line with relevant national law, regulation and rules after the consensus between Party A and Party B.

Article 1 Amount and purpose of the loan: Party A agrees to extend loans to Party B (capitalization) in the amount of CNY Two billion and one hundred million yuan, (in lowercase) ¥2,100,000,000.00. Purpose of the loan is circulating fund supplement to purchase gold raw material.

Article 2 Life of loan: life of loan for this contract is five years, from January 2, 2018 to January, 2, 2023. Should the actual loan disbursement date differ from the above agreed-upon date, the actual disbursement date shall be the actual loan commencement date.

Article 3 Lending rate: The parties agree that this loan is with no interests.

Article 4 Repayment: The principal should be repaid in a lump sum at the end of the loan period.

Article 5 Party B should obtain written consent from Party A if it repays the loan before the due date.

Article 6 Rights and obligations of Party A:

Party A has the right to receive repayment of the principal of the loan in accordance with the stipulations of this contract.

Article 7 Rights and obligations of Party B:

1. Truthfully provide relevant documents, certificates and other materials, and accept Party A's supervision and inspection.

2. Guarantee that this loan is not used for illegal activities.

3. Acquire the principal of the loan in accordance with the provisions of this contract.

Article 8 Payment release:

Party A shall remit all of the loan principal amount to Party B's designated bank account.

Article 9 Loan extension: If Party B needs to extend the loan period, it should submit an application in writing to Party A 60 days before the expiration of the loan. After the consent of Party A, the parties shall sign a separate loan repayment agreement.

Article 10 Liabilities for breach of the contract

(I) Borrower's breach of contract and liabilities

1. If the borrower has one of the following circumstances, the lender has the right to withhold the loan amount that has not been disbursed under this contract and recover the portion of the disbursed loan amount prior to its due date:

(1) Provide false or illegal documents, certification materials, etc.;

(2) Failure to repay the loan principal in accordance with repayment schedule;

(3) The loan is not used according to the stated purpose of the agreement;

(4) Does not accept or cooperate with the lender's inquiry or supervision of its loan usage;

(5) Being involved in material adverse litigation;

(6) Being subject to major administrative penalties by administrative agencies;

(7) A halt in production due to mismanagement;

(8) Concealing the company's financial status, operating conditions, or drawing funds (capital);

(9) evading taxes, being ordered to suspend business for rectification, or being revoked of a business license;

(10) Other situations or conditions severely affecting the ability to repay loans or causing a loss of credit worthiness.

(II) Lender's breach of contract and liabilities:

To the extent that Party A is not able to issue loans to Party B in accordance with this contract, it shall be deemed as a serious breach of contract, and Party A shall bear the direct expenses paid by other parties and shall pay Party B a separate penalty of 0.5% of the total loan principal amount.

Article 11 The formation, effectiveness and termination of the contract: This contract shall commence on the date of signing (affixing of seals) by the parties.

Article 12 Disputes arising from this contract shall be subject to the jurisdiction of the People's Court where the contract is signed.

article 13 This contract is made in two copies, one for each of the parties.

(The remainder of this page intentionally left blank. Signatures appear below.)

Party A (Lender):

(Seal of Wuhan Kingold Industrial Group Co., Ltd.)

Party B (Borrower):

(Seal of Wuhan Kingold Jewelry Company Limited)

Date: Jan. 2, 2018